Exhibit 10.5
                      PLAN AND AGREEMENT OF REORGANIZATION


This Plan and Agreement of Reorganization (the "Agreement") effective June 4, 2002, is by and between Bio-American Capital Corp., Inc., a Nevada corporation ("Bio-American Capital Corp."), having its principal offices 2121 East Pacific Highway, Corona del Mar, California 92625; Bright Star Resources, Inc. ( "Bright Star"), and the majority shareholders of Bright Star Resources, Inc., an Arkansas corporation having its offices at 1501 Azure Hills Drive, Van Buren AR 72956 ("Majority Holders"), who are included on the list attached as Exhibit A to this Agreement. This Agreement specifies a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                                    RECITALS:

A. Bio-American Capital Corp. desires to acquire all of the issued and outstanding shares or shareholdings of Bright Star to gain access to Bright Star's valuable oil and gas lease holdings and all of the shareholders of Bright Star desire to exchange all of their shares of Bright Star solely for shares of Bio-American Capital Corp. authorized but unissued common voting stock as hereinafter provided to gain access to Bio-American Capital Corp.'s access to secondary public markets for working capital. Upon consummation of the Plan, Bright Star will become a wholly owned subsidiary of Bio-American Capital Corp.

B. It is the intention of the parties hereto that: (i) Bio-American Capital Corp. shall acquire all of the issued and outstanding shares of Bright Star in exchange solely for 14.9 million pro forma voting Common shares of Bio-American Capital Corp.'s authorized but un-issued shares of common stock, par value $.001 ("Common Stock"), set forth below (the "Exchange"); and (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where all of the share holders of Bright Star (the "Shareholders") reside, with Bright Star becoming a wholly-owned subsidiary of Bio-American Capital Corp..

C. The board of directors of Bio-American Capital Corp. deems it to be in the best interest of Bio-American Capital Corp. and its shareholders to acquire all of the issued and outstanding interests of Bright Star.

D. The directors and Majority holders of Bright Star deem it to be in the best interest of the Bright Star shareholders to exchange all of the capital interests of Bright Star for shares of Bio-American Capital Corp., as hereinafter provided.

E. Bright Star owns, or will own at closing, 100% of KW Methane Developers, LLC; WestStar Resources LLC; and Stratus Energy LLC.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES
-----------------------------

1.1 Exchange of Shares. Bio-American Capital Corp. and the Shareholders hereby agree that the share holders shall, on the Closing Date (as hereinafter defined), exchange all of the issued and outstanding shares of Bright Star (at a ratio of 12,000 Bright Star shares for 14,900,000 shares of Bio-American Capital Corp. (the "Bio-American Capital Corp. Shares"). The Bio-American Capital Corp. Shares will be restricted against resale pursuant to the provisions of Federal and state securities laws. The Bright Star shares to be tendered to Bio-American Capital Corp. will represent all of the issued and outstanding capital stock of Bright Star. The Bright Star Shares owned by each share holder and the number of Bio-American Capital Corp. Shares which each will receive in the Exchange are set forth in Exhibit A hereto. Such an exchange rate shall be pro forma based upon a 1:1.495 reverse split of Bio-American Capital Corp.'s 3,930,250 issued and outstanding common shares prior to the exchange at the sole election of Bright Star. In the event that Bright Star deems the reverse split unnecessary or unwanted, then the exchange rate in Exhibit A may be adjusted to achieve the desired 85% of the outstanding shares owned by Bright Star shareholders post exchange. This agreement will go forward so long as at least 100% Bright Star shares are tendered for exchange.

1.2 Delivery of Shares. On the Closing Date, the Shareholders will deliver to Bio-American Capital Corp. the certificates representing the Bright Star Shares, duly endorsed (or with executed stock powers) so as to make Bio-American Capital Corp. the sole owner thereof. Upon delivery of the Bright Star Shares, Bio-American Capital Corp. will deliver certificates representing the Bio-American Capital Corp. Shares to the exchanging Shareholders, making the exchanging shareholders the majority shareholders of Bio-American Capital Corp..

1.3 Restricted Securities. The Bio-American Capital Corp. Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the Bio-American Capital Corp. Shares will have a legend thereon in substantially the following form:

The Shares represented by the certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the resale of the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF BRIGHT STAR RESOURCES, INC.
------------------------------------------------------------------------

 The Majority Shareholder of Bright Star (The First Walker Family Trust, Sally Rogers, Trustee) hereby represents and warrant as follows:

2.1 Organization and Good Standing. Bright Star is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. Bright Star has the corporate power and authority to carry on its business as presently conducted. Bright Star is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

2.2 Corporate Authority. Bright Star has the power to operate as a corporation and to perform any corporate obligations hereunder. The execution and delivery of this Agreement by each of the exchanging shareholders, and the consummation of the transaction contemplated hereby, are not in violation of any corporate restrictions governing shareholder transactions. The execution and performance of this Agreement, ultimately effecting a change in control of the company, will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Bright Star is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Bright Star or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or the Bylaws of Bright Star.

2.3 Ownership of Shares. The Shareholders described on Exhibit A are the owners of record and beneficially of all of the issued and outstanding shares of Bright Star. Except as set forth on Schedule 2.3, each shareholder represents and warrants that he, she or it owns such shares free and clear of all rights, claims, liens and encumbrances, and the shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

2.4 Receipt of Corporate Information; Independent Investigation; Access. All requested publicly-available documents, records and books pertaining to Bio-American Capital Corp. and the Bio-American Capital Corp. Shares will be delivered to each Majority Shareholder or that shareholder's advisors, and any of the other shareholders as requested. All of the Shareholders= questions and requests for information will be answered to the Shareholders= satisfaction. Each Majority Shareholder acknowledges that they, in making the decision to exchange the Bright Star Shares for Bio-American Capital Corp. Shares, will rely upon independent investigations made by them or their representatives, if any, and they will have, prior to the Closing Date, been given access to and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive information from, Bio-American Capital Corp. or any person acting on its behalf concerning the terms and conditions of this Agreement. Each Bright Star shareholder and its advisors, if any, will have been furnished with access to all publicly available materials relating to the business, finances and operation of Bio-American Capital Corp. and materials relating to the offer and sale of the Bio-American Capital Corp. Shares which have been requested. Each shareholder and its advisors, if any, will have received complete and satisfactory answers to any such inquiries.

2.5 Risks. Each shareholder executing this agreement acknowledges and understands that the exchange for the Bio-American Capital Corp. Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Shareholder may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, the Shareholder could sustain a complete loss of its entire investment. The Shareholder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in Bio-American Capital Corp.; has evaluated such merits and risks, including risks particular to the Shareholder's situation; and the Shareholder has determined that this investment is suitable for the Shareholder. The Shareholder has adequate financial resources and can bear a complete loss of the Shareholder's investment.

2.6 Investment Intent. Each Majority Shareholder hereby represents that the Bio-American Capital Corp. Shares are being acquired for the Shareholder's own account with no intention of distributing such securities to others. The Shareholder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the Shares for the Shareholder. The Shareholder is presently not engaged, nor does the Shareholder plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Shares or any interest therein.

2.7 Compliance with Federal and State Securities Laws. The Shareholder understands that the Bio-American Capital Corp. Shares have not been registered under the Securities Act. The Shareholder understands that the Bio-American Capital Corp. Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, the Shareholder understands that its right to transfer the Bio-American Capital Corp. Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Shareholder realizes that it may not be able to sell or dispose of the Bio-American Capital Corp. Shares, as there may be no public or other market for them. The Shareholder understands that certificates evidencing the Shares shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS 2.8 Approvals. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Bright Star and the Majority Shareholder for the consummation of the transactions described herein, other than as set forth on Schedule 2.3. 2.9 No General Solicitation. No Shareholder is purchasing (or exchanging for) the Bio-American Capital Corp. Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of Bio-American Capital Corp.

2.10 Financial Statements, Books and Records. Attached as Exhibit 2.10 are the unaudited financial statements (balance sheet, income statement, notes) of Bright Star as of March 31, 2002. (the "Financial Statements"). The books of account and other financial records of Bright Star are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices. The Directors and Majority Shareholders acknowledge that a minimum of two (2) years of audited financial information will be required to be filed with the Securities and Exchange commission within 60 days of the Closing date of this Agreement.

2.11    No Material Adverse Changes. Since March 30,2002 there has not been:
        ----------------------------

(i) any material adverse change in the financial position of Bright Star except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Bright Star;

(ii)  any  damage,   destruction  or  loss  materially   affecting  the  assets,
prospective business, operations or condition (financial or otherwise) of Bright Star whether or not covered by insurance;

(iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Bright Star capital interests;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Bright Star of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

2.12 Taxes. Bright Star has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which had become due as of the Closing Date, and there are no deficiency notices outstanding. No extensions of time for the assessment of deficiencies for any year are in effect. No deficiency notice is proposed or, to the knowledge of the Major Shareholders after reasonable inquiry, threatened against Bright Star. The tax returns of Bright Star have never been audited.

2.13 Compliance with Laws. Bright Star has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Bright Star.

2.14 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the Articles of Incorporation or the Bylaws of Bright Star;

(ii) Violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which Bright Star is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Bright Star or upon the properties or business of Bright Star; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of Bright Star.

2.15 Actions and Proceedings. The execution and performance of this Agreement, ultimately effecting a change in control of the company, will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which BRIGHT STAR is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to BRIGHT STAR or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or the Bylaws of BRIGHT STAR.

2.16 Agreements. Schedule 2.16 sets forth any material contract or arrangement to which Bright Star is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

2.17 Brokers or Finders. No broker's or finder's fee will be payable by Bright Star in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Bright Star or any of its Shareholders.

2.18 Real Estate. Except as set forth on Schedule 2.18, Bright Star owns no real property nor is a party to any leasehold agreement. All uses of the real property by Bright Star or its subsidiaries conform in all material respects to all applicable building and zoning ordinances, laws and regulations.

2.19 OSHA and Environmental Compliance. To the knowledge of the Majority Shareholder, Bright Star has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to Bright Star or relating to its business, assets, property, leaseholders or equipment under such laws, rules or regulations.

Bright Star has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. There are no visible signs of releases, spills, discharges, leaks or disposal (collectively, referred to as "Releases") of hazardous substances at, upon, under or within the real property owned by Bright Star. There are no underground storage tanks or polychlorinated biphenyls on the real property. To the best of the Majority Shareholders= knowledge, after reasonable inquiry, the real property has never been used as a treatment, storage or disposal facility of hazardous waste. To the best of the Majority Shareholders= knowledge, after reasonable inquiry, no hazardous substances are present on the real property or any premises leased by Bright Star excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of Bright Star.

2.20 Tangible Assets. To the knowledge of the Majority Shareholder, Bright Star has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by Bright Star, any related capitalized items or other tangible property material to the business of Bright Star (the "Tangible Assets"). Other than as set forth in Schedule 2.20, Bright Star holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of Bright Star and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.20 hereto. Bright Star has clear title to all of its fictional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the "Marks") and Marks are included as Tangible Assets.

2.21 Liabilities. Bright Star did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statements (annual and interim), except for a specific Liabilities set forth on Schedule
2.21 attached hereto and made a part hereof. As of the date of Closing, Bright Star will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 2.21. To the best knowledge of the Shareholders, there is no circumstance, condition, event or arrangement, which may hereafter give rise to any Liabilities not in the ordinary course of business.

2.22 Access to Records. The corporate financial records, minute books and other documents and records of Bright Star have been made available to Bio-American Capital Corp. prior to the Closing hereof.

2.23 Operations of
Bright Star. From the date of the Financial Statements through the date of Closing, Bright Star has not and will not, outside of the ordinary course of business, have:

(i) incurred any indebtedness or borrowed money;

(ii) declared or paid any dividend or declared or made any distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

(iii) made any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

(iv) disposed of any assets of Bright Star;

(v) materially increased the annual level of compensation of any executive employee of Bright Star; (vi) increased, terminated, amended or otherwise modified any plan for the benefit of employees of Bright Star;

(vii) issued any equity securities or rights to acquire such equity  securities;
or

(viii)  entered into or modified any contract,  agreement or  transaction.

2.24 Capitalization. The authorized capital of Bright Star consists of 14,900 in shares of stock and warrants and no preferred, of which 12,000 shares of common, and no shares of preferred, are issued and outstanding. Bright Star is current with respect to all dividend obligations. Bright Star has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Bright Star except as set forth on Schedule2.24 attached hereto and made a part hereof. Bright Star has no subsidiaries.

2.25 Full Disclosure. No representation or warranty by Bright Star or the Majority Shareholder in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Bright Star pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Bright Star, and/or the status of the Bright Star Shares.

SECTION 3. INVESTMENT REPRESENTATIONS AND WARRANTIES OF Bio-American

Capital Corp. Bio-American Capital Corp. hereby represents and warrants as follows:

3.1 Organizations and Good Standing. Bio-American Capital Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

3.2 Corporate Authority. Bio-American Capital Corp. has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been, or will be prior to the Closing Date, duly authorized by the Board of Directors of Bio-American Capital Corp. and a majority of the Shareholders as required Nevada law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Bio-American Capital Corp. is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Bio-American Capital Corp. or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Bio-American Capital Corp.

3.3 The Bio-American Capital Corp. Shares. At the Closing, the Bio-American Capital Corp. Shares to be issued and delivered to the Shareholders hereunder will when so issued and delivered, constitute valid and legally issued shares of Bio-American Capital Corp. Common Stock, fully paid and nonassessable.

3.4 Financial Statement: Books and Records. Attached as Exhibit 3.4 are the audited financial statements (balance sheet, income statement and Notes) of Bio-American Capital Corp. for the fiscal year ended December 31, 2001 and unaudited financial statements for the quarter ended at March 30, 2002(collectively the "Financial Statements"), all of which are on file with the U.S. Securities and Exchange Commission's EDGAR system. . The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of Bio-American Capital Corp. are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

3.5      No Material Adverse Changes.
         ----------------------------

Except as described on Schedule 3.5, since March 31,2002, there has not been:

(i) any material adverse changes in the financial position of Bio-American Capital Corp. except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Bio-American Capital Corp.

(ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Bio-American Capital Corp. whether or not covered by insurance;

(iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Bio-American Capital Corp. capital stock, other than as agreed upon among the parties;

(iv) any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by Bio-American Capital Corp. of any properties or assets; or

(v) adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

(vi) except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

(vii) any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(viii) any material increase in the annual level of compensation of any executive employee of Bio-American Capital Corp.;

(ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction;

(x) issued any equity securities or rights to acquire equity securities, other than as set forth in Schedule 3.5.

3.6 Taxes. Bio-American Capital Corp., formed on May 5, 1992, has filed all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed.

3.7 Compliance with Laws. Except as described on Schedule 3.7, Bio-American Capital Corp. has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of Bio-American Capital Corp.

3.8 Actions and Proceedings. Bio-American Capital Corp. is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against Bio-American Capital Corp.

3.9 Periodic Reports. Bio-American Capital Corp. is a Section
12(g) reporting company and therefore must file periodic reports to be filed pursuant to the Securities Exchange Act of 1934, as amended, for purposes of trading on the OTC Bulletin Board.


3.10 Capitalization. As of the Closing Date, there are approximately ________ shareholders of record that are the owners of 3,930,250 shares of Bio-American Capital Corp. Common Stock (subject to the right of Bright Star to elect to have a reverse split of such shares prior to Closing), none of which owns in excess of 5% of the issued and outstanding shares, except as may be set forth on
Schedule 3.10 attached, a shareholder list. Bio-American Capital Corp. has 100,000,000 shares of common stock, par value $0.001 per share authorized, of which _________ are issued, There are no outstanding warrants, stock options, stock rights or other commitments of any character relating to the issued or unissued shares of Common Stock of Bio-American Capital Corp.

3.11 Access to Records. The corporate financial records, minute books, and other documents and records of Bio-American Capital Corp. have been made available to Bright Star prior to the Closing hereof.

3.12 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the Articles of Incorporation or By-Laws of Bio-American Capital Corp.;

(ii) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Bio-American Capital Corp. is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Bio-American Capital Corp. or upon the securities, properties or business to Bio-American Capital Corp.; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of Bio-American Capital Corp.

3.13 Brokers or Finders. No broker's or finder's fee will be payable by Bio-American Capital Corp. in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of Bio-American Capital Corp.

3.14 Corporate Authority. Bio-American Capital Corp. has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The Board of Directors and a majority of the Shareholders of Bio-American Capital Corp have duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Bio-American Capital Corp. is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Bio-American Capital Corp. or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of Bio-American Capital Corp.

3.15 Full Disclosure. No representation or warranty by Bio-American Capital Corp. in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Bio-American Capital Corp. pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of Bio-American Capital Corp.

3.16 No Claims Outstanding. Bio-American Capital Corp. represents that it is not subject to any claims, litigation, or other charges against its assets, has no real estate or real estate holdings, has no employees, one officer and two directors, serving without pay, and therefore there can be no OSHA or other personnel claims outstanding or potentially assert able against the company. Furthermore, there have been no material changes in the Company's position, and the company has conducted no other business, since January 1, 2000, other than as set forth on Schedule 3.16, indicating a description of activities since inception of the corporation.

3.17 Securities Issuances. Bio-American Capital Corp. represents that all of the existing and outstanding shares were lawfully issued and are dutifully accounted for in the financial statements and with the Company's transfer agent.

3.18 Receipt of Corporate Information; Independent Investigation; Access. All requested publicly available documents, records and books pertaining to Bright Star shall be received by the board of directors concurrent with the closing of the merger and all of the Directors= questions and requests for information will be answered to the Directors= satisfaction. The board of directors acknowledges that they, in making the decision to enter into this agreement, will rely upon independent investigations made by them or their representatives, if any, and they will have, prior to the Closing Date, been given access to and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive information from, Bright Star or any person acting on its behalf concerning the terms and conditions of this Agreement.

3.19 No General Solicitation. The directors are not purchasing (or exchanging for) the Bright Star Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of Bright Star.

3.20 Investment Intent. Bio-American Capital Corp. represents that the shares are being acquired for the Company's account, as a subsidiary, with no intention of distributing such securities to others, and it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the shares. Bio-American Capital Corp. is presently not engaged, nor does it plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the shares or any interest therein.

3.21 Compliance with Federal and State Securities Laws. Bio-American Capital Corp. understands that the Bright Star Shares have not been registered under the Securities Act; the Bright Star Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available; and that its right to transfer the Bright Star Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Shareholder realizes that it may not be able to sell or dispose of the Bright Star Shares, as there may be no public or other market for them.

SECTION 4. CONDITIONS PRECEDENT
-------------------------------

4.1 Conditions Precedent to the Obligation of Bright Star Shareholders. All obligations of the shareholders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

(a) The representations and warranties by or on behalf of Bio-American Capital Corp. contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

(b) Bio-American Capital Corp. shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

(c) On or before the Closing, the Board of Directors and a majority of the shareholders of Bio-American Capital Corp. shall have approved, in accordance with Nevada law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable Bio-American Capital Corp. to comply with the terms of the Agreement.

(d) Bio-American Capital Corp. shall have sufficient shares of Bio-American Capital Corp. Common Stock authorized but unissued to complete the Exchange and the contemplated common share offering of up to 6 million shares. (e) All instruments and documents delivered to Bright Star and the Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for Bright Star.

(f) Bio-American Capital Corp. shall, if elected by Bright Star, approve a 1:1.495 reverse split of its common stock, and reduce authorized common shares to 40,000,000.

4.2 Conditions Precedent to the Obligations of Bio-American Capital Corp. and Bio-American Capital Corp. Shareholders. All obligations of Bio-American Capital Corp. under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

(a) The representations and warranties by Bright Star through its Majority Shareholders, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

(2) Bright Star and its Shareholders shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be

(3) performed or complied or executed and delivered by them prior to or at the Closing;

(4) Bio-American Capital Corp. shall at closing have extinguished in a matter mutually agreeable to both debtor and creditor, all short and long term liabilities of the company, including, but not limited to all such liabilities represented on the Company's last Form 10Q, any accrued liabilities since the date of the 3/31/02 Form 10Q and any and all contingent liabilities which may in the actual knowledge of the Company's directors and/or officers have been incurred.


SECTION 5. COVENANTS
--------------------

5.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

5.2 Further Assurances. The parties shall execute such documents and other papers and take such further actions, as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.3 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, Bio-American Capital Corp., Bright Star and the Shareholders agree to keep confidential any information disclosed to each other in connection therewith for a period of one

(i) year from the date hereof; provided, however, such obligation shall not apply to information which: (i) at the time of the disclosure was public knowledge;

(ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(iii) the receiving  party had within its  possession at the time of disclosure;
or

(iv) is ordered disclosed by a Court of proper jurisdiction.


SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

SECTION 7. INDEMNIFICATION For a period of one (1) year from the Closing, the Majority Shareholders of Bright Star agree to indemnify and hold harmless Bio-American Capital Corp., its officers, directors and principal shareholders, and Bio-American Capital Corp., its officers, directors and principal shareholders jointly and severally agree to indemnify and hold harmless the Bright Star Shareholders, at all times up to one (1) year after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after execution of this Agreement. This provision shall not be construed to be a waiver of any lawful indemnification provision contained in the charter or By-Laws, as permitted by Federal or State law.

If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby. Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.

Cap and Basket. No party will be liable for indemnity or otherwise until such time as the aggregate claims against such party reach $10,000 and the maximum aggregate liability of any party for indemnification, breach, etc. will not exceed $1,000,000.

SECTION 8. DOCUMENTS AT CLOSING AND THE CLOSING

8.1 Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

(a) Bright Star will deliver, or will cause to be delivered, to Bio-American Capital Corp. the following:

(i) a certificate executed by the President and Secretary of Bright Star to the effect that all representations and warranties made by Bright Star under this Agreement are true and correct as of the Closing, the same as though originally given to Bio-American Capital Corp. on said date;

(ii) a certificate from the State of Nevada dated at or about the Closing to the effect that Bright Star is in good standing under the laws of said State;

(iii) Bright Star and its Shareholders shall deliver an opinion of its legal counsel, limited as to any portion of the opinion as to an aspect of the agreement governed by the application of Nevada law, to Bio-American Capital Corp. to the effect that:

(a) Bright Star is a corporation validly existing and in good standing under the laws of the State of Arkansas and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

(b) Bright Star has the corporate power to carry on its business as now being conducted; and

(c) This Agreement has been duly authorized, executed and delivered by the Majority Shareholders of Bright Star.


(v) Certificates representing those shares of Bright Star to be exchanged for Bio-American Capital Corp. Shares will be delivered, along with duly executed powers transferring such certificates to Bio-American Capital Corp.

(vi) all other items, the delivery of which is a condition precedent to the obligations of Bio-American Capital Corp., as set forth in Section 4.

(b) Bio-American Capital Corp. will deliver or cause to be delivered to Bright Star and the Bright Star Shareholders:

(i) a certificate from Bio-American Capital Corp. executed by the President or Secretary of Bio-American Capital Corp., to the effect that all representations and warranties of Bio-American Capital Corp. made under this Agreement are true and correct as of the Closing, the same as though originally given to Bright Star on said date;

(ii) certified copies of resolutions by Bio-American Capital Corp. Board of Directors authorizing this transaction; and an opinion of Bio-American Capital Corp. counsel as described in Section 4 above;

(iii) certificates from the Nevada
Secretary of State dated at or about the Closing Date that Bio-American Capital Corp. is in good standing under the laws of said State;

(iv) an opinion of counsel, limited as to any portion of the opinion that applies to an aspect governed by the application of Nevada law, dated as of the Closing to the effect that:

(1) Bio-American Capital Corp. is a corporation validly existing and in good standing under the laws of the State of Nevada;

(2)  This  Agreement  has  been  duly  authorized   executed  and  delivered  by
Bio-American Capital Corp. and is a valid and binding obligation of Bio-American Capital Corp. enforceable in accordance with its terms;

(3) Bio-American Capital Corp., through its Board of Directors and its shareholders, has taken all corporate action necessary for performance under this Agreement;

(4) The documents executed and delivered to Bright Star and the Bright Star Shareholders hereunder are valid and binding in accordance with their terms;

(5) The shares of Bio-American Capital Corp. Shares to be issued pursuant to
Section 1.1 hereof, when issued, will be duly and validly issued, fully paid and non-assessable; and

(6) Bio-American Capital Corp. has the corporate power to execute the Agreement, deliver the Shares and perform under this Agreement.

(vi) resignation of all officers and all but one of the directors;

vii) all other items, the delivery of which is a condition precedent to the obligations of Bright Star, as set forth in Section 4 hereof.

8.2 The Closing. The Closing shall take place at the time or place as may be agreed upon by the parties hereto. As time is of the essence a goal of all parties to this Agreement shall be a definitive closing within ten business days from the date of execution of this Agreement. At the Closing, the parties shall provide each other with such documents as may be necessary.

SECTION 9. MISCELLANEOUS

9.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

9.3 Assignment. This Agreement is not assignable except by operation of law.

9.4 Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

To: Bio-American Capital Corp.:

2121 East Pacific Highway
Suite 226
Corona del Mar
California  92625
949-717-4800

To:  Bright Star:

First Walker Family Trust
Sally Rogers, Trustee
1501 Azure Hills Drive
Van Buren, Arkansas 72956
Fax: 501.474.7900

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address, which shall have been furnished in writing to the addressor.

9.5 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Nevada, thereby precluding any choice of law rules, which may direct the application of the laws of any other jurisdiction.

9.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

9.7 Entire Agreement. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the Shares and the Bio-American Capital Corp. Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

9.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

9.11 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

9.12 Tax Treatment. Bio-American Capital Corp., Bright Star and the Majority Shareholder acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

9.13 Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

9.14 Addendum: The Addendum to this Agreement is incorporated by reference herein and attached hereto. IN WITNESS THEREOF, the parties have executed this Agreement on the date first above written.



Bio-American Capital Corp., Inc.
a Nevada corporation


By:_____________________________
Pat Di Carlo
Its:___________________

Bright Star Resources, Inc.
an Arkansas corporation


By: __________________________
Donald L. Walker,
Its President
                       SHAREHOLDER SIGNATURES ON NEXT PAGE
                   "Bright Star Resources, Inc. Shareholders:"


                       -----------------------------------
       First Walker Family Trust, Sally Rogers Trustee (10,875,000 shares)

                                   EXHIBIT "A"

                        LIST OF Bright Star SHAREHOLDERS


Name of Shareholder of     Approximate   Number of       Number of Shares of
Bright Star                Percentage of Shares of       Bio-American Capital
                           Holding       Bright Star     Corp. Common Stock
                                         Held            to be Issued

EXHIBITS

A.       List of Bright Star Shareholders (See table above)


SCHEDULES

Bright Star Schedules

 2.3           Exceptions to free and clear ownership of Shares: NONE

 2.9           Bright Star Consents.

2.10           Bright Star Financial Statements.

2.15 Claims, Litigation, Government actions pending: See List attached: NONE

2.16           Bright Star Significant contracts: NONE

2.18           Bright Star List of Real Estate Owned (NONE) and List of Leases

2.20 Bright Star List of exceptions to the Tangible Assets on balance sheets:

2.22           Bright Star List of undisclosed Liabilities:     NONE

2.24 Bright Star Warrants, Options and preferred interests currently in existence.



Bio-American Capital Corp. Schedules

 3.4     Bio-American Capital Corp. Financial Statements

 3.5     List of material adverse changes

3.10     List of shareholders from Transfer Agent

3.16     Activities of Bio-American Capital Corp. in previous 3 years

                                 ADDENDUM TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION
                            DATED ____________, 2002




         This Addendum (the "Addendum") to the Agreement and Plan of Reorganization (the "Agreement") is entered into by and between Patrick N. Di Carlo ("PND"), an individual; Amerivet Securities Inc., RIA (RIA), a Delaware corporation and Bio-American Corporation (BIAN), a Nevada corporation (collectively referred to as "Sellers") on the one side; and Bright Star Resources, Inc. ("Bright Star"), a Arkansas corporation and the majority shareholders of Bright Star ("Majority Holders") (collectively referred to as "Buyers") on the other side.

         RECITALS:

         In that the parties to the Agreement, which is incorporated by reference herein and attached hereto, desire to expedite the consummation of the Agreement and that Seller's have not had adequate time to have their counsel review the Agreement; the parties hereto hereby agree to terms and conditions of this Addendum.

         TERMS AND CONDITIONS.

         The parties hereto agree as follows:

          In that the Buyers= counsel has produced the Agreement and all attendant documentation and Seller's counsel has not had adequate time to review same, Buyer hereby represents and warrants that:

                The sales price for BIAN is US$150,000 and fifteen percent (15%) of all issued and outstanding common stock of BIAN (post Agreement and Plan of Reorganization) (the "Shares").

    The Shares shall contain >piggy back= rights and demand registration rights.

     Buyers will tender US$10,000 upon execution of the Agreement and Addendum.

     The balance of US$140,000 shall be paid as follows:

       $15,000 payable on the 15th of July and August, 2002
       $110,000 payable on or before the 30th September, 2002

                The Agreement is in compliance with all regulatory bodies
                  including, but not limited to, the Securities and Exchange Commission (SEC), National Association of Securities Dealers
                  (NASD) and all state and federal statutes appertaining to the subject matter therein.

               Buyers will hold harmless and indemnify PND, RIA and BIAN, jointly and severally, as a result of any claims, litigation and or liens the Agreement may cause.

                Buyers are aware that the free trading shares held by BIAN's majority shareholder will not be considered free trading until 90 days from the date said majority shareholder is considered by the SEC and NASD to be a non-affiliate. Buyers also are aware that said 90 days does not begin to run until the day the majority shareholder declares his >non-affiliation= status through resignation as the director and president of BIAN.

       All due diligence of BIAN is the sole responsibility of Buyers.

                Buyers are purchasing BIAN "as is" and, notwithstanding financial statements and other public filings, Sellers HAVE OFFERED NO REPRESENTATIONS AND WARRANTIES REGARDING BIAN.


      Sellers hereby represent and warrant that:

1. By affixing their signatures below, Sellers acknowledge receipt of payment of US$10,000 ("Good Faith Deposit")

2. a review of the Agreement will be conducted by Seller's counsel within the time frame of the 'hold period' of Seller's Good Faith Deposit check of $10,000. The 'hold period' will begin once the Agreement and Addendum are executed.

3. PND and RIA represent and warrant that they have been give authority to bind BIAN to both the Agreement and the Addendum by its director, president and majority shareholder.

4. Upon execution of this Agreement and Addendum, PND shall cause the remittance of BIAN stock certificate number 0466 (185,925 free trading shares), with attendant irrevocable stock powers, to Buyers.




  [SIGNATURES BEGIN ON NEXT PAGE]

                             ADDENDUM SIGNATURE PAGE



         This Addendum is executed this 13th day of June, 2002, in Corona Del Mar, California by the parties below.

SELLERS



-------------------------------     -------------------------------
PATRICK N. DI CARLO, AN INDIVIDUAL  BRIGHT STAR RESOURCES, INC.
                                    BY:  DON WALKER
                                    ITS:




-------------------------------     -------------------------------
AMERIVET SECURITIES INC., RIA               FIRST WALKER FAMILY TRUST
BY: PATRICK N. DI CARLO                     (MAJORITY SHARHOLDERS OF
ITS: CHAIRMAN                                BRIGHT STAR RESOURCES, INC.)
                                            BY:  SALLY ROGERS, TRUSTEE




-------------------------------
BIO-AMERICAN CAPITAL CORP.
BY:  PATRICK N. DI CARLO
ITS:  AUTHORIZED SIGNATORY